SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              November 8, 2010

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-3482	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (814) 726-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events

On November 8, 2010, Northwest Bancshares, Inc. (the “Company”) issued a news release announcing termination of its merger agreement with NexTier Inc., and the reasons for such termination.  Additionally, the Company issued a news release regarding the initiation of a stock repurchase program for up to 10% of its outstanding common stock commencing no earlier than December 18, 2010.  A copy of the news releases are included as exhibits 99.1 and 99.2, respectively and are incorproated by reference into this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

99.1 99.2	Press release dated November 8, 2010 regarding the termination of the merger agreement with NexTier. Press release dated November 8, 2010 regarding the initiation of a stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: November 8, 2010	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer